Exhibit 23.2
Consent of Independent Certifying Accountant



                              Baum & Company, P.A.
                         1515 University Dr., Suite 209
                          Coral Springs, Florida 33071


                  Consent of Independent Certifying Accountant


We consent to the use of our report dated April 14, 2006 on our audit of the financial statements of Tidelands Oil & Gas Corporation as of December 31, 2005, 2004 and 2003 and to all references to this firm included in the Form S-1/A registration Statement of Tidelands Oil & Gas Corporation amending the Form SB-2 filed July 7, 2006.

Baum & Company, P.A.

/s/ Baum & Company, P.A.

Hollywood, Florida
August 21, 2006